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Exhibit 21.1

SUBSIDIARIES OF BALL CORPORATION

September 9, 2003

        The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation)

Name	State or Country of Incorporation or Organization	Percentage Ownership(2)
Ball Capital Corp.	Colorado	100%
Ball Packaging Corp.	Colorado	100%
Ball Asia Services Limited	Delaware	100%
Ball Metal Packaging Sales Corp.	Colorado	100%
Ball Plastic Container Corp.	Colorado	100%
Ball Metal Food Container Corp.	Delaware	100%
Ball Metal Beverage Container Corp.	Colorado	100%
Latas de Aluminio Ball, Inc.	Delaware	100%
Ball Asia Pacific Holdings Limited	Hong Kong	97%
Ball Asia Pacific Limited	Hong Kong	97%
Beijing FTB Packaging Limited	PRC	97%
Hemei Containers (Tianjin) Co. Ltd.	PRC	67%
Hubei FTB Packaging Limited	PRC	87%
Shenzhen M.C. Packaging Limited	PRC	97%
Zhongfu (Taicang) Plastics Products Co. Ltd.	PRC	67%
Ball Pan-European Holdings, Inc.	Delaware	100%
Ball Holdings, S.a.r.l.	Luxembourg	100%
Ball European Holdings, S.a.r.l.	Luxembourg	100%
Ball (Luxembourg) Finance, S.a.r.l.	Luxembourg	100%
Ball (UK) Holdings, Ltd.	England	100%
Ball Europe Ltd.	England	100%
Ball Company Ltd.	England	100%
Ball Packaging Europe Holding Ltd.	England	100%
Ball Packaging Europe UK Ltd.	England	100%
Ball Packaging Europe Holding GmbH & Co. KG	Germany	100%
Ball Packaging Europe GmbH	Germany	100%
Ball Packaging Europe Verwaltungs GmbH	Germany	100%
Ball Packaging Europe Hermsdorf GmbH	Germany	100%
Ball Packaging Europe Unterstützungskasse GmbH	Germany	100%
Ball Packaging Europe Belgrade d.o.o.	Yugoslavia	100%
Ball Packaging Europe Handelsgesellschaft mbH	Austria	100%
Ball Packaging Europe Radomsko Sp.z.o.o.	Poland	100%
Ball (France) Holdings, SAS	France	100%
Ball (France) Investment Holdings, SAS	France	100%
Ball Packaging Europe Bierne SAS	France	100%
Ball Packaging Europe La Ciotat SAS	France	100%
Ball Investment Holdings S.a.r.l.	Luxembourg	100%
Ball (The Netherlands) Holdings, B.V.	Netherlands	100%
Ball Packaging Europe Holding B.V.	Netherlands	100%
Ball Packaging Europe Oss B.V.	Netherlands	100%
Ball Packaging Europe Trading Sp.z.o.o.	Poland	100%
Ball Aerospace & Technologies Corp.	Delaware	100%
Ball Solutions Group	Australia	100%

Ball Products Solutions PTY LTD	Australia	100%
Ball Services Solutions PTY LTD	Australia	100%
Ball Systems Solutions PTY LTD	Australia	100%
Ball Advanced Imaging and Management Solutions PTY LTD	Australia	100%
Ball AIMS (Malaysia) SDN BHD	Malaysia	100%
Ball Technology Services Corporation	California	100%
Ball North America, Inc.	Canada	100%
Ball Packaging Products Canada Corp.	Canada	100%

(1)
In accordance with Regulation S-K, Item 601(b)(21)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).

(2)
Represents the Registrant's direct and/or indirect ownership in each of the subsidiaries' voting capital share.

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  Exhibit 21.1